BY-LAWS



                                       OF



                     T. ROWE PRICE GROWTH STOCK FUND, INC.



                                  AS AMENDED:


                                 APRIL 5, 1955
                                 APRIL 1, 1958
                                 JUNE 13, 1961
                               SEPTEMBER 24, 1963
                                JANUARY 26, 1965
                                 MARCH 16, 1965
                                 JULY 15, 1969
                                 JULY 10, 1973
                                 APRIL 2, 1974
                                JANUARY 27, 1976
                                OCTOBER 24, 1978
                                JANUARY 23, 1979
                                 APRIL 23, 1979
                                JANUARY 19, 1982
                                 APRIL 7, 1982
                                JANUARY 21, 1988
                                 APRIL 19, 1990
                                  MAY 1, 1991
                                 JULY 21, 1993
                                 JULY 21, 1999

PAGE 22
                     T. ROWE PRICE GROWTH STOCK FUND, INC.

                            (A Maryland Corporation)

                                    BY-LAWS


                                   ARTICLE I
                                   ---------


                                    OFFICES
                                    -------

     Section 1.
PRINCIPAL OFFICE: The principal office of Corporation shall be located at No.
--------- ------
One Charles Center, Baltimore, Maryland 21201.

     Section 2.
OTHER OFFICES: Corporation may establish and maintain other offices in such
----- -------
place or places as the Board of Directors may, from time to time, deem advisable.


                                   ARTICLE II
                                   ----------


                                      SEAL
                                      ----

     The Board of Directors shall provide a suitable seal for Corporation, which shall remain in the custody of the Secretary. The seal shall have inscribed thereon the words "T. Rowe Price Growth Stock Fund, Inc.," an imprint of said seal being hereto affixed. The form of the seal may be changed, from time to time, by the Board of Directors.


                                  ARTICLE III
                                  -----------


                                     STOCK
                                     -----

      Section 1.
OWNERSHIP OF SHARES: (a) Certificates certifying the ownership of shares of the
--------- -- ------
Corporation will not be issued for shares purchased or otherwise acquired after May 1, 1991. The ownership of shares, full or fractional, shall be recorded on the books of the Corporation or its agent. The record books of the Corporation as kept by the Corporation or its agent, as the case may be, shall be conclusive as to the number of shares held from time to time by each such shareholder. The Corporation reserves the right to require the surrender of outstanding certificates if the Board of Directors so determines. [ MGCL, Section 2-210(c) ]

          (b)
Every certificate exchanged, surrendered for redemption or otherwise returned to the Corporation shall be marked "Cancelled" with the date of cancellation.

               (Section 1. Certificates, as amended May 1, 1991)
                           ------------

      Section 2.
TRANSFER AGENTS AND REGISTRARS: The Board of Directors may, from time to time,
-------- ------ --- ----------
appoint or remove transfer agents and registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

      (Section 2. Transfer Agents and Registrars, as amended May 1, 1991)
                  ------------------------------

              (Section 3. Transfer: (a) as amended April 5, 1955)
                          --------

          (b)
Except as otherwise specifically required by law, no transfer of any share or shares shall be legally effected, nor shall Corporation be bound to recognize same, until such transfer has been recorded in the stock transfer books of Corporation kept for that purpose. Corporation shall be entitled to treat the holder of record of any share or shares of its stock as the true owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise specifically provided by law.

     Section 4.
LOST, STOLEN OR DESTROYED CERTIFICATES: If a certificate for stock of the
----- ------ -- --------- ------------
Corporation is alleged to have been lost, stolen or destroyed, no new certificate will be issued. Instead, ownership of the shares formerly represented by the lost, stolen or destroyed certificate shall be recorded on the books of the Corporation or its agent, in accordance with the provisions of
Section 1 of this Article III. Before recording ownership of such shares, the Board of Directors, or any officer authorized by the Board, may, in its discretion, require the owner of the lost, stolen, or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate. [ MGCL, Section 2-213 ]

  (Section 4. Lost, Stolen or Destroyed Certificates, as amended May 1, 1991)
              --------------------------------------


                                   ARTICLE IV
                                   ----------


                              PAYMENT OF DIVIDENDS
                              --------------------

     Section 1.
Dividends upon the stock of Corporation maybe declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid by Corporation in cash, in property, or in its own shares, subject to the provisions of the statute and of the charter.

     Section 2.
The provisions of Section 1 of this Article notwithstanding, the total of cash distributions to the stockholders paid in any one fiscal year, subject to the exceptions noted below, may be approximately the sum of

          (a)
               the net income for such fiscal year, determined in accordance with good accounting practice (which, if the Board of Directors so determines, may

PAGE 24
               include net amounts included as such accrued net income in the price of shares of capital stock of the corporation issued or re-purchased), exclusive of profits or losses realized upon the sale of securities or other property; plus

          (b)
               the excess of profits over losses on sales of securities or other property for such fiscal year.

Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provision shall be interpreted to give to the Board of Directors the power in its discretion to distribute for any fiscal year as ordinary dividends and as capital gain distributions, respectively, amounts sufficient to enable Corporation to avoid or reduce liability for federal income or other taxes.

        (ARTICLE IV, Payment of Dividends as amended September 24, 1963)
                     --------------------


                                   ARTICLE V
                                   ---------


                             STOCKHOLDERS' MEETINGS
                             ----------------------

     Section 1.
ANNUAL MEETINGS: The Corporation shall not be required to hold an annual meeting
------ --------
of its shareholders in any year unless the Investment Company Act of 1940 requires an election of directors by shareholders. In the event that the Corporation shall be so required to hold an annual meeting, such meeting shall be held at a date and time set by the Board of Directors, which date shall be no later than 120 days after the occurrence of the event requiring the meeting. Any shareholders' meeting held in accordance with the preceding sentence shall for all purposes constitute the annual meeting of shareholders for the fiscal year of the Corporation in which the meeting is held. At any such meeting, the shareholders shall elect directors to hold the offices of any directors who have held office for more than one year or who have been elected by the Board of Directors to fill vacancies which result from any cause. Except as the Articles of Incorporation or statute provides otherwise, Directors may transact any business within the powers of the Corporation as may properly come before the meeting. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by statute to be stated in the notice. [ MGCL, Section 2-501 ]

            (Section 1. Annual Meetings, as amended April 19, 1990)
                        ---------------

     Section 2.
SPECIAL MEETINGS: Special meetings of the shareholders may be called at any time
------- --------
by the Chairman of the Board, President, any Vice President, or by a majority of the Board of Directors. Special meetings of the shareholders shall be called by the Secretary on the written request of shareholders entitled to cast at least ten (10) percent of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on, and (b) the shareholders requesting the meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need

PAGE 25
not be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve (12) months. [ MGCL, Section 2-502 ]

            (Section 2. Special Meetings, as amended July 21, 1993)
                        ----------------

     Section 3.
PLACE OF MEETINGS: All meetings, both annual and special, of the stockholders of
----- -- --------
Corporation shall be held at the principal office of Corporation in the City of Baltimore, Maryland, or at such other place within the United States as the Board of Directors may determine.

            (Section 3. Place of Meetings, as amended July 10, 1973)
                        -----------------

     Section 4.
NOTICES: Not less than ten (10) days, nor more than ninety (90) days before each
-------
shareholders' meeting, the Secretary or an Assistant Secretary of the Corporation shall give to each shareholder entitled to vote at the meeting, and each other shareholder entitled to notice of the meeting, written notice stating
(1) the time and place of the meeting, and (2) the purpose or purposes of the meeting if the meeting is a special meeting or if notice of the purpose is required by statute to be given. Such notice shall be personally delivered to the shareholder, or left at his residence or usual place of business, or mailed to him at this address or transmitted to the shareholder by electronic mail to any electronic mail address of the shareholder or by any other electronic means in all cases as such address appears on the records of the Corporation. No notice of a shareholders' meeting need be given to any shareholder who shall sign a written waiver of such notice, whether before or after the meeting, which is filed with the records of shareholders' meetings, or to any shareholder who is present at the meeting in person or by proxy. Notice of adjournment of a shareholders' meeting to another time or place need not be given if such time and place are announced at the meeting, unless the adjournment is for more than one hundred twenty (120) days after the original record date. [ MGCL, Sections 2-504, 2-511(d) ]

                 (Section 4. Notices, as amended July 21, 1999)
                             -------

     Section 5.
QUORUM: A majority in amount of the shares of capital stock issued, outstanding,
------
and entitled to vote, and represented by the holders of record thereof, in person or by proxy, shall be requisite to constitute a quorum at any meeting of stockholders, at which meeting a majority vote of such quorum shall determine all matters properly before the meeting except as otherwise provided by law; but less than such majority may adjourn the meeting, from time to time (provided no adjournment shall be for more than three (3) months), and at any such adjourned meeting, without further notice, any business may be transacted which might have been transacted if the meeting had been held as originally called.

     Section 6.
PROXIES: Stockholders may vote by proxy at any regular or special meeting of
-------
stockholders, and proxies shall be filed with the permanent files of Corporation to be preserved for such period as the Board of Directors may direct. No proxy which is dated more than six months prior to the meeting named therein shall be accepted, and no proxy shall be valid after the final adjournment of such meeting. No proxy which is dated more than three months prior to the meeting named therein shall be accepted, unless such proxy on its face shall name a longer period for which it is to remain in force.

     Section 7.
INSPECTORS OF ELECTION: Two (2) inspectors of election shall be appointed by the
---------- -- --------
Board of Directors before each meeting of the stockholders of Corporation at which an election of Directors shall take place, but if no such appointment shall have been made or if any inspector appointed shall refuse to act or fail to attend, then the presiding officer of the meeting, shall make or complete the appointment. The inspectors shall receive and take in charge all proxies and ballots and in their absolute discretion shall decide all questions pertaining to the qualification of voters, the validity of proxies and the acceptance and rejection of votes, except that in the event of a tie vote between them, the presiding officer shall cast the deciding vote.

     Section 8.
METHOD OF VOTING: A shareholder may authorize another person to act as proxy for
------ -- ------
the shareholder by: (i) signing a writing authorizing another person to act as proxy, (ii) the shareholder's authorized agent signing the writing or causing the shareholder's signature to be affixed to the writing by any reasonable means, including facsimile signature, or (iii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to the person authorized to act as proxy or any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. No proxy shall be valid more than eleven (11) months after its date unless it provides for a longer period. [ MGCL, Section 2-507(b) and (c) ]

            (Section 8. Method of Voting, as amended July 21, 1999)
                        ----------------

     Section 9.
CONDUCT OF MEETINGS: The President or in his absence a Vice-President shall
------- -- --------
preside at all meetings of stockholders, but if none of said officers is present, the stockholders may elect a chairman of the meeting. The Secretary of Corporation, or in his absence an Assistant Secretary, shall act as secretary of the meetings of stockholders, but if none of said officers is present, the chairman of the meeting may appoint any person to act as secretary thereof and keep a record of the proceedings.

     Section 10.
ORDER OF BUSINESS: At all meetings of the stockholders the order of business
----- -- --------
shall be as follows:

          (a)   Call to order;
          (b)
               election of a chairman and the appointment of a Secretary, if necessary;
          (c)
               presentation of proof of the due calling of the meeting (the affidavit or certificate of the person giving notice is conclusive proof of any service of notice by mail);
          (d)   presentation and examination of proxies;
          (e)
               reading and settlement of the minutes of the previous meeting;
          (f)   reports of officers and committees;
          (g)   election of Directors if appropriate;
          (h)   unfinished business;
          (i)   new business;

PAGE 27
          (j)  adjournment


                                   ARTICLE VI
                                   ----------


                                   DIRECTORS
                                   ---------

     Section 1.
GENERAL POWERS: The Board of Directors shall have the entire management and
------- ------
control of the property, business and affairs of Corporation, and is hereby vested with all the powers vested in Corporation itself, so far as such delegation is not inconsistent with the law, the Certificate of Incorporation, or with these By-Laws.

     Section 2.
NUMBER OF DIRECTORS: The Board of Directors shall be composed of not less than
------ -- ---------
three (3) members, but the number of Directors may be increased from time to time by a majority of the entire Board of Directors to not more than fifteen
(15) members, and the Board of Directors shall have power to fill any vacancy created by any such increase, provided two thirds (2/ 3) of the Directors after filing such vacancy shall have been duly elected at a stockholders' meeting.

           (Section 2. Number of Directors, as amended April 1, 1958)
                       -------------------

     Section 3.
ELECTION: Except as hereinafter provided, the Directors of Corporation shall be
--------
elected by a plurality of the votes cast at each annual meeting of stockholders or at any other meeting of stockholders held for the purpose, and shall hold office until the annual meeting of stockholders next succeeding their election and thereafter until their respective successors shall be duly elected and qualified.

     Section 4.
RESIGNATION AND REMOVAL: Any Director may resign at any time by giving written
----------- --- -------
notice of his resignation, and such resignation shall take effect upon receipt thereof by the Board of Directors. Any Director may be removed from office, with or without cause, by the affirmative vote of the stockholders holding a majority of the outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose.

     Section 5.
VACANCIES: In case of any vacancy in the Board of Directors through death,
---------
resignation, removal, disqualification or other cause deemed sufficient by the Board of Directors, the remaining Directors, by affirmative vote of the majority of those present at any duly convened meeting may, except as hereinafter provided, elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant and until the election and qualification of a successor; provided two-thirds (2/3) of the Directors after filling such vacancy shall have been duly elected at a stockholders' meeting. Should the membership of the Board of Directors at any time fall below the number necessary to constitute a quorum, or should the majority of remaining Directors not have been elected at a stockholders' meeting, then a special meeting of the stockholders shall be called and such number of Directors shall be elected thereat as may be necessary to bring the Board to its full membership.

     Section 6.
ELECTION OF OFFICERS: At the first meeting of the Board of Directors following
-------- -- --------
the incorporation of Corporation and at the annual meeting of the Board of Directors (at

PAGE 28
which a quorum shall be present) thereafter, the Board of Directors shall elect officers of Corporation for the ensuing year and shall appoint such subordinate officers and employees as it shall determine.

         (Section 6. Election of Officers, as amended January 21, 1988)
                     --------------------

     Section 7.
REGULAR MEETINGS: A regular meeting of the Board of Directors shall be held
------- --------
immediately following the annual meeting of the stockholders of Corporation, or, in the absence of such stockholders' annual meeting, at such time and place as the Board of Directors may provide.

           (Section 7. Regular Meetings, as amended January 21, 1988)
                       ----------------

     Section 8.
SPECIAL MEETINGS: Special meetings of the Board of Directors may be held at such
------- --------
time and place as may, from time to time, be determined by resolution of the Board of Directors or upon call of the President, the Vice-President, or two or more Directors.

     Section 9.
NOTICE OF MEETINGS: The Secretary shall give notice of each meeting of the Board
------ -- --------
of Directors, whether regular or special, to each member of said Board by mail, telegraph or telephone to his last known postoffice address or by delivery to any member in person at least twenty-four (24) hours before such meeting, and such notice shall state the time and place of said meeting and where practicable the nature of the business to be transacted, although any other business may be transacted at said meeting.

     Section 10.
QUORUM: A majority of the Directors shall constitute a quorum for the
------
transaction of business at all meetings thereof, although a less number may adjourn the meeting to a subsequent time and place for which no notice need be given.

     Section 11.
DIRECTOR EMERITUS: Upon the retirement of a Director of the Corporation, the
-------- --------
Board of Directors may designate such retired Director as a Director Emeritus. The position of Director Emeritus shall be honorary only and shall not confer upon such Director Emeritus any responsibility, or voting authority, whatsoever with respect to the Corporation. A Director Emeritus may, but shall not be required to attend the meetings of the Board of Directors and receive materials normally provided Directors relating to the Corporation. The Board of Directors may establish such compensation as it may deem appropriate under the circumstances to be paid by the Fund to a Director Emeritus.

          (Section 11. Director Emeritus, as amended January 23, 1979)
                       -----------------


                                  ARTICLE VII
                                  -----------


                                   COMMITTEES
                                   ----------

     Section 1.
EXECUTIVE COMMITTEE: By resolution adopted by the Board of Directors, the Board
--------- ---------
may appoint from among its members one or more committees, including an Executive Committee, each consisting of at least two directors. Each member of the Committee shall hold

PAGE 29
office during the pleasure of the Board. The President shall be a member of the Executive Committee. Unless otherwise provided by resolution of the Board of Directors, the Executive Committee, in the intervals between meetings of the Board of Directors, shall have and may exercise all the powers of the Board of Directors except the power to: (a) declare dividends or distributions on stocks;
(b) issue stock other than as provided in Section 2-411(b) of Article Corporations and Associations of the Annotated Code of Maryland; (c) recommend to the stockholders any action which requires stockholder approval; (d) amend the By-Laws; or (e) approve any merger or share exchange which does not require shareholder approval. To the extent provided by resolution of the Board, other committees shall have and may exercise any of the powers that may lawfully be granted to the Executive Committee. In the absence of appropriate resolution of the Board of Directors each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

          (Section 1. Executive Committee, as amended April 23, 1979)
                      -------------------

     Section 2.
OTHER COMMITTEES: The Board of Directors may appoint other committees, each
----- ----------
consisting of one or more persons who need not be Directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.

            (Section 2. Other Committees, as amended April 23, 1979)
                        ----------------


                                  ARTICLE VIII
                                  ------------


                                    OFFICERS
                                    --------

     Section 1.
OFFICERS: The officers of the Corporation shall consist of a President, one or
--------
more Vice-Presidents, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Board also may choose a Chairman from among its members and it may at any time appoint such additional officers, including one or more Assistant Treasurers and one or more Assistant Secretaries, and such agents and representatives as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors. Any two or more of the offices of President, Vice-President, Treasurer, Secretary, Assistant Treasurer and Assistant Secretary, if there be such offices, may be combined and conferred upon one person by the Board of Directors, except that the president may not be a Vice-President or Treasurer. The President and other officers may be, but need not be, shareholders or Directors of the Corporation. All officers shall serve under the direction and at the pleasure of the Board of Directors. Vacancies occurring in any office may be filled by the Board of Directors.

                (Section 1. Officers, as amended April 7, 1982)
                            --------

PAGE 30
     Section 2.  POWERS AND DUTIES OF OFFICERS:
                 ------ --- ------ -- --------

          (a)
CHAIRMAN OF THE BOARD: The Chairman of the Board, if there be a Chairman, shall
-------- -- --- -----
be the chief executive officer of the Corporation, and subject to the supervision of the Board of Directors, he shall have general charge and management of its business and affairs. He shall preside at all meetings of the directors, and shall have such further powers and duties as may from time to time be assigned to him by the Board of Directors.

        (Section 2.(a) Chairman of the Board, as amended April 2, 1974)
                       ---------------------

          (b)
PRESIDENT: The President shall, when present, preside at all meetings of
---------
stockholders in the absence of the Chairman, or if there be no Chairman, he shall, when present, preside at all meetings of the Board of Directors. The President shall have power to sign all certificates for shares of stock. The President shall perform such other duties and shall have such other powers as the Board of Directors shall from to time designate.

              (Section 2.(b) President, as amended April 2, 1974)
                             ---------

          (c)
VICE-PRESIDENT: The Vice-President shall perform the duties and have the powers
--------------
of the President during the absence or disability of the President and shall have the power to sign all certificates for shares of stock and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate. If more than one Vice-President be appointed, the Board of Directors may specify the order in which they shall act as substitutes for the President and may specify different powers and duties for each.

          (d)
SECRETARY: The Secretary shall keep in books provided for that purpose the
---------
minutes of all meetings of the Board of Directors and of the stockholders, unless another person be appointed for that purpose by the stockholders, and of any and all committees appointed by the Directors, unless any such committee shall appoint another person for that purpose. He shall give or cause to be given all notices required by law, the Certificate of Incorporation, these By-Laws or by resolution of the Board of Directors. He shall have charge of the stock certificate books, stock transfer books and stock ledgers, all of which shall at all reasonable hours be open to the examination of any Director. He shall have custody of the seal of Corporation and he shall in general perform all the duties usually incident to the office of Secretary, subject to the control of the Board of Directors.

          (e)
TREASURER: The Treasurer shall deliver all funds and securities of Corporation,
---------
which may come into his hands, to such bank or trust company, and the Board of Directors may appoint from time to time as Custodian. When necessary or proper, he may endorse on behalf of Corporation for collection, checks, notes and other obligations and shall also have power to sign all certificates for shares of stock. He shall submit to the annual meeting of the stockholders a statement of the financial conditions of Corporation, and whenever required by the Board of Directors, shall make and render such statements as may be required. He shall keep in the books of Corporation full and accurate account of all monies received and paid by him for the account of Corporation. He shall perform such other duties and have such other powers as the Board of Directors may from time to time designate. He shall not be required to give bond unless so directed by the Board of Directors.

PAGE 31
          (f)
ASSISTANT OFFICERS: The Assistant Secretary or Secretaries and the Assistant
--------- --------
Treasurer or Treasurers shall perform the duties of the Secretary and of the Treasurer, respectively, in the absence of those officers or during their inability to act and shall have such further powers and perform such other duties as may be assigned to them respectively, by the Board of Directors.

     Section 3.
REMOVAL: Any officer elected by the Board of Directors may be removed at any
-------
time upon a vote of the majority of the Board of Directors. Any other employee of Corporation may be removed or dismissed at any time by the President.


                                   ARTICLE IX
                                   ----------


                                   CUSTODIAN
                                   ---------

     All securities from time to time owned by Corporation shall be deposited with a bank or trust company having not less than Ten Million Dollars ($10,000,000) aggregate capital, surplus and undivided profits, as custodian, and shall be delivered by such custodian only upon sale for the account of the Corporation and receipt of payment therefore by such custodian, or in exchange for or for conversion into other securities, or for redemption or collection, all in accordance with certificates or written instructions of Corporation; provided that subject to any applicable rules, regulations and orders adopted by the Securities and Exchange Commission, and to all applicable agreements with and instructions from Corporation, such custodian may deposit all or any part of the securities owned by Corporation in one or more systems for the central handling of securities association registered with the Securities and Exchange commission under the Securities Exchange Act of 1934, or by such other person as may be permitted by the Securities and Exchange Commission, pursuant to which all securities or any particular class or series of any issuer deposited within such system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, and may use the facilities of any such system to effect the receipt, delivery, transfer, exchange, conversion, redemption and collection of securities purchased, owned and sold by Corporation.

              (ARTICLE IX, Custodian as amended October 24, 1978)
                           ---------


                                   ARTICLE X
                                   ---------


                              EXECUTION OF PAPERS
                              -------------------

     Section 1.
GENERALLY: Except as the Board of Directors may generally or in particular cases
---------
authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, and other similar obligations made, accepted or endorsed by Corporation shall be signed in the name of Corporation by the President or Vice-President and the Secretary or the Treasurer or an Assistant Secretary or Assistant Treasurer.

PAGE 32
     Section 2.
NEGOTIABLE INSTRUMENTS: All checks, drafts, notes, bonds or other negotiable
---------- -----------
instruments of Corporation shall be signed by the President or a Vice-President and the Secretary or the Treasurer or an Assistant Secretary or Assistant Treasurer. The Board of Directors may from time to time designate such other officers of Corporation who shall be empowered to sign any such negotiable instruments.


                                   ARTICLE XI
                                   ----------


                            INVESTMENT RESTRICTIONS
                            -----------------------

     The authority of the Board of Directors to invest the funds of Corporation as provided in the Certificate of Incorporation shall be subject to the following restrictions and limitations, and such other restrictions and limitations as may be provided by the Investment Company Act of 1940:

     (1)
Corporation shall invest only (a) in obligations issued or guaranteed by the United States of America, by any state, territory or district of the United States of America, by the government of any foreign country, by any political sub-division of any state, territory or district of the United States of America or foreign government; (b) in notes, bonds, shares of stock, subscription rights and other securities issued by public and private corporations, trusts or associations, domestic and foreign; (c) and in call loans or loans maturing in not more than one year, secured by marketable collateral in amounts and on terms similar to those currently in effect in the case of loans made by national banks.

     (2)

Corporation shall not purchase securities on margin or effect short sales.

     (3)
Corporation shall not purchase the securities of any issuer if such purchase at the time thereof would cause more than five percent (5%) of the total assets of Corporation (taken at market value) to be invested in the securities of such issuer. The foregoing does not apply to investments in U.S. Government securities as defined in the Investment Company Act of 1940.

     (4)
Corporation shall not purchase securities of any issuer if such purchase at the time thereof would cause more than ten percent (10%) of any class of securities of such issuer to be held by Corporation.

     (5)
Corporation shall not purchase securities issued by any other investment company or investment trust except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is a part of a plan of merger or consolidation.

     (6)
Corporation shall not purchase securities of companies which have a record of less than three (3) years' continuous operation; including in such three (3) years the operation of any predecessor company or companies, partnership or individual enterprise if the company whose securities are to be purchased by Corporation has come into existence as a result of a merger, consolidation, reorganization or the purchase of substantially all of the assets of such predecessor company or companies, partnership or individual enterprise.

     (7)
Corporation shall not purchase or sell portfolio securities from or to, nor shall it in connection with the purchase or sale or portfolio securities pay brokerage commissions to, (i) any person, partnership, association or corporation with which Corporation has an investment advisory or management contract, (ii) any officer or director of, or person having a financial interest in, any such partnership, association or corporation, or (iii) any officer or Director of Corporation or any partnership, association or corporation in which any officer or Director of Corporation has a financial interest.

     (8)
Corporation shall not purchase or retain in its portfolio securities of any person, partnership association or corporation with which Corporation has in investment advisory or management contract, or of which any Director or officer of Corporation or any member of an investment or portfolio committee of any investment advisor to Corporation is a director or partner.

     (9)
Corporation shall not purchase or retain in its portfolio any securities issued by an issuer any of whose officers, directors or security holders is an officer or Director of the Corporation or a member, officer or director of any partnership, corporation or other organization deemed to be an investment advisor to the Corporation for purposes of the federal Investment Company Act of 1940, if at the time of or after such purchase any officer or Director of the Corporation or any member, officer or director of any such investment advisor to the Corporation shall own beneficially more than one-half of 1 per cent (1/2%) of the shares or securities, or both, of such issuer and all such officers, Directors and members owning beneficially more than one-half of 1 per cent (1/2%) of such shares or securities shall together own beneficially more than 5 per cent thereof.

     The Board of Directors shall have full power and authority to change investments of Corporation in their discretion, except to the extent limited herein, and to hold uninvested funds in such banks or trust companies as they may choose.

(ARTICLE XI, Investment Restrictions, subparagraph (7) amended and subparagraph
             -----------------------
                                      (8)
added September 24, 1963; and subparagraph (7) amended and new subparagraph (9)
                              added July 15, 1969)


                                  ARTICLE XII
                                  -----------


                               BORROWING OF MONEY
                               ------------------

     The Board of Directors shall exercise the power of Corporation to borrow money for temporary purposes in the administration of the affairs of Corporation and may pledge assets of Corporation to secure any such borrowing. Such borrowing shall at no time exceed five percent (5%) of the value of the gross assets of Corporation nor be for a period exceeding sixty (60) days.


                                  ARTICLE XIII
                                  ------------

PAGE 34
                             REPORT TO STOCKHOLDERS
                             ----------------------

     Under the direction of the Board of Directors there shall be prepared and mailed to the stockholders at least semi-annually a written financial report of the transactions of Corporation during the period covered by such report, including financial statements which shall at least annually be certified by independent public accountants, and there shall be prepared and mailed such other reports as may be required by law.


                                  ARTICLE XIV
                                  -----------


                          INVESTMENT ADVISORY CONTRACT
                          ----------------------------

     The Board of Directors shall have authority to enter into an investment advisory and management contract whereby the other party to such contract shall undertake (1) to furnish to the Board of Directors investment advisory, statistical and research facilities and services; (2) to provide at its own expense all necessary office space for managing the affairs of Corporation; (3) to furnish at its own expense such members of its organization as may be duly elected officers and directors; (4) to pay all sales or promotion expenses in connection with the sale of shares of Corporation, but expenses incurred in complying with laws regulating the issue or sale of securities shall not be deemed sales or promotion expenses; and all upon such terms and conditions as the Board of Directors may in their discretion determine, subject however, in the matter of compensation to be paid to such other party for such facilities and services, to the limitations contained below.

     Any contract entered into pursuant to the first paragraph of this Article shall be consistent with and subject to the requirements of Section 15 of the Investment Company Act of 1940 (including any amendment thereto or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof.

     (ARTICLE XIV, Investment Advisory Contract as amended March 16, 1965)
                   ----------------------------


                                   ARTICLE XV
                                   ----------


                              ACCOUNTING AGREEMENT
                              --------------------

     The Board of Directors may in its discretion employ an independent certified public accountant to keep Corporation's books of account and perform all work necessary to maintain them on a current basis to satisfy the various financial and operating requirements of Corporation. Furthermore, the Board of Directors may delegate to such accountant the power and duty to determine net asset value of Corporation's capital stock pursuant to the Certificate of Incorporation. However, any accountant employed under the provisions of this Article shall not be given any authority to initiate financial transactions in behalf of Corporation and shall have no powers relating to or control over its assets.

                                  ARTICLE XVI
                                  -----------


                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

     Section 1.
INDEMNIFICATION AND PAYMENT OF EXPENSES IN ADVANCE. The Corporation shall
--------------- --- ------- -- -------- -- -------
indemnify any individual ("Indemnitee") who is a present or former director, officer, employee, or agent of the Corporation, or who is or has been serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who, by reason of his position was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter collectively referred to as a "Proceeding") against any judgments, penalties, fines, settlements, and reasonable expenses (including attorneys' fees) incurred by such Indemnitee in connection with any Proceeding, to the fullest extent that such indemnification may be lawful under applicable Maryland law, as from time to time amended. The Corporation shall pay any reasonable expenses so incurred by such Indemnitee in defending a Proceeding in advance of the final disposition thereof to the fullest extent that such advance payment may be lawful under applicable Maryland law, as from time to time amended. Subject to any applicable limitations and requirements set forth in the Corporation's Articles of Incorporation and these By-Laws, any payment of indemnification or advance of expenses shall be made in accordance with the procedures set forth in applicable Maryland law, as from time to time amended.

     Notwithstanding the foregoing, nothing herein shall protect or purport to protect any Indemnitee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office ("Disabling Conduct").

     Anything in this Article X to the contrary notwithstanding, no indemnification shall be made by the Corporation to any Indemnitee unless:

          (a)
there is a final decision on the merits by a court or other body before whom the Proceeding was brought that the Indemnitee was not liable by reason of Disabling Conduct; or

          (b)
in the absence of such a decision, there is a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, which determination shall be made by:

               (i)
the vote of a majority of a quorum of directors who are neither "interested persons" of the Corporation, as defined in Section 2(a)(19) of the Investment Company Act of 1940, nor parties to the Proceeding; or

               (ii)  an independent legal counsel in a written opinion.

          Anything in this Article X to the contrary notwithstanding, any advance of expenses by the Corporation to any Indemnitee shall be made only upon the undertaking by such Indemnitee to repay

PAGE 36
the advance unless it is ultimately determined that such Indemnitee is entitled to indemnification as above provided, and only if one of the following conditions is met:

     (a)   the Indemnitee provides a security for his undertaking; or

     (b)
the Corporation shall be insured against losses arising by reason of any lawful advances; or

     (c)
there is a determination, based on a review of readily available facts, that there is reason to believe that the Indemnitee will ultimately be found entitled to indemnification, which determination shall be made by:

               (i)
a majority of a quorum of directors who are neither "interested persons" of the Corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940, nor parties to the Proceeding; or

               (ii)  an independent legal counsel in a written opinion.

      Section 2.
INSURANCE OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS. To the fullest extent
--------- -- --------- ---------- --------- --- ------
permitted by applicable Maryland law and by Section 17(h) of the Investment Company Act of 1940, as from time to time amended, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in or arising out of his position, whether or not the Corporation would have the power to indemnify him against such liability. (MGCL, Section 2-418(k))

    (ARTICLE XVI, Indemnification and Insurance as amended January 19, 1982)
                  -----------------------------


                                  ARTICLE XVII
                                  ------------


                                  FISCAL YEAR
                                  -----------

      The fiscal year of Corporation shall begin with the first day of January and shall terminate with the last day of December in each year.


                                 ARTICLE XVIII
                                 -------------


                  WAIVER OF NOTICE AND FIXING OF RECORD DATES
                  -------------------------------------------

     Section 1.
WAIVER OF NOTICE: No notice of the time, place or purpose of any meeting of
------ -- ------
stockholders or Directors need be given to any stockholder who attends in person or by proxy, or to any Director who attends in person, or to any stockholder or Director who, in writing executed

PAGE 37
and filed with the records of the meeting either before or after the holding thereof, waives such notice.

     Section 2.
FIXING OF RECORD DATES: The Board of Directors may fix in advance a date as a
------ -- ------ -----
record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for any other proper purpose, provided that such record date shall be a date not more
                      --------
than 60 days nor, in the case of a meeting of stockholders, less than 10 days prior to the date on which the particular action, requiring such determination of stockholders is to be taken. In such case, only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take other action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date. If no record date has been fixed for the determination of stockholders, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, whichever is the closer date to the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

  (Section 2. Fixing of Record Dates, as amended June 13, 1961 and January 27,
              ----------------------
                                     1976)

PAGE 38
                                  ARTICLE XIX
                                  -----------


                                   AMENDMENTS
                                   ----------

     These By-Laws may be amended or repealed and any new By-Law may be adopted, by vote of the holders of a majority of the outstanding stock of the Corporation then entitled to vote at any annual meeting or at any special meeting called for the purpose, or by vote of a majority of the entire Board of Directors at any regular or special meeting; provided, however, that any By-Law or any amendment to the By-Laws adopted by the Board of Directors may be amended or repealed, and any By-Law repealed by the Board of Directors may be reinstated, by the holders of a majority of the outstanding stock of the Corporation then entitled to vote.

    (ARTICLE XIX, Amendments as amended April 5, 1955 and January 26, 1965)
                  ----------


                                   ARTICLE XX
                                   ----------


                                 MISCELLANEOUS
                                 -------------

     Section 1.
USE OF THE TERM "ANNUAL MEETING:" The use of the term "annual meeting" in these
--- -- --- ---- ------- ---------
By-Laws shall not be construed as implying a requirement that a shareholder meeting be held annually.

               (ARTICLE XX, Section 1. as added January 21, 1988)
                            ----------